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Exhibit 10.06

RIGHTCHOICE MANAGED CARE, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Restated Effective October 10, 2001

RIGHTCHOICE MANAGED CARE, INC.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
As Restated October 10, 2001

        WHEREAS, RightCHOICE Managed Care, Inc. (the "Company") maintains the RightCHOICE Managed Care, Inc. Supplemental Executive Retirement Plan ("Plan"); and

        WHEREAS, the Company has undergone a restructuring and wishes to amend and restate the Plan to reflect such restructuring; and

        WHEREAS, The Company desires to amend certain other provisions of the Plan;

        NOW, THEREFORE, the Company does hereby amend and restate the Plan in its entirety, effective as of October 10, 2001, so that it will read as follows:

1.
Name and Purpose of the Plan

        The purpose of the Plan is to assist the Company in attracting and retaining key employees in order to further the long-term growth and enhance the performance of the Company by providing them with retirement benefits which they may not be able to receive from the Pension Plan, or because of the limitations provided in Sections 401(a)(17) and 415(b) and (d) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or because the individual does not have 20 years of service in the Pension Plan.

2.
Definitions

(a)
"Affiliate" means any corporation which together with the Company is a member of a "controlled group" of corporations within the meaning of Sections 414(b) and (c) of the Code and which has adopted this Plan pursuant to the written consent of the Board.

(b)
Except as otherwise provided in Section 10 of the Plan, "Actuarial Equivalent" means a benefit having the same value as the benefit which it replaces, using the following factors:

(i)
for purpose of determining the single life annuity under Section 2(u) below, the interest rate and the mortality table shall be determined by the actuary selected by the Committee;

(ii)
for purpose of determining the single sum payment under Section 5(a), 5(b) (i) and 5(c)(iii), the interest rate and the mortality table shall be determined by the actuary selected by the Committee; and

(iii)
for all other purposes, the actuarial factors shall be those as provided in the Pension Plan.

(c)
"Beneficiary" means the person or persons designated by a Participant as his surviving beneficiary(ies) on a beneficiary designation form in effect at the time of the Participant's death, if any, or if no beneficiary designation form is in effect at the time of the Participant's death, the Participant's spouse, or if none, the legal representative for the Participant's estate. A beneficiary designation form shall be in effect when it is completed and executed by the Participant and received by the Committee. Thereafter a Participant may change a Beneficiary by completing and executing a new Beneficiary designation form and submitting it to the Committee.

(d)
"Board" means the Board of Directors of the Company, as it may be constituted from time to time.

(e)
"Change in Control" means the happening of any of the following events:

(i)
the acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, but excluding, for this purpose, any such acquisition by (A) the Company or any of its Subsidiaries, or (B) any employee benefit plan (or related trust) of the Company or its Subsidiaries, or (C) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were of the beneficial owners, respectively, of the Common Stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

    (ii)
    individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act);

    (iii)
    consummation of (a) a reorganization, merger or consolidation of the Company, in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners o the Common Stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation or (b) the sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company to any other corporation or entity (except a subsidiary or parent corporation as defined in Section 424 of the Internal Revenue Code of 1986);

    (iv)
    approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

    (v)
    the Company ceases to have its Common Stock listed on a nationally recognized stock exchange or quoted on the Nasdaq National Market) (or any successor quotation system).

        For purposes of this Section 2(e), the term "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of 50% or more by reason of stock ownership or otherwise.

  (f)
  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (g)
  "'Committee" or "Retirement Committee" means the committee appointed pursuant to Section 3(a) of the Plan.

  (h)
  "Company" means RightCHOICE Managed Care, Inc., a Delaware corporation, or any other company that hereafter adopts this Plan and agrees to become obligated to provide benefits hereunder.

  (i)
  "Employee" means any person employed by the Company or an Affiliate who is in a select group of management or highly compensated employees within the meaning of ERISA.

  (j)
  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

  (k)
  "Executive Deferred Compensation Plan" means the Company's Executive Deferred Compensation Plan, as amended from time to time.

  (l)
  "Final Average Earnings" means a Participant's Final Average Earnings as defined in the Pension Plan disregarding any limitation thereto under Code Section 401(a)(17) and including any amounts that were contributed by such Participant to the Executive Deferred Compensation Plan; provided, however, that for purposes of calculating Final Average Earnings under this Plan, accelerated bonus payments made in December 2001 for the 2001 year will be treated as earnings received in 2002.

  (m)
  "Joint and Contingent Benefit" shall mean the Actuarial Equivalent of the Supplemental Benefit and shall be payable in the form of a life annuity to the Participant with a death benefit in the form of a lump sum payment payable to the participant's Beneficiary upon the Participant's death. The death benefit shall be equal to the Actuarial Equivalent of a monthly payment of 50% of the monthly payment being paid to the Participant during his life (or if the Participant death occurred before payment began, the monthly payment the Participant would have been entitled to if he had retired and began receiving benefits hereunder on the day before his death) for the life of a beneficiary the same age and the opposite sex as the Participant. The Actuarial Equivalent of such amount shall be payable in the form of a lump sum payment to the Participant's Beneficiary, as soon as practicable following the Participant's death.

  (n)
  "Normal Retirement Age" means Normal Retirement Age as defined in the Pension Plan.

  (o)
  "Participant" means an Employee who has qualified for participation in the Plan in accordance with Section 4, hereof, and whose active participation has not been terminated.

  (p)
  "Pension Plan" means the Non-Contributory Retirement Program maintained by the Company and any of its Affiliates, as amended from time to time.

  (q)
  "Plan" means this Supplemental Executive Retirement Plan, as amended from time to time.

  (r)
  "Plan Year" or "Plan Years" means the calendar year.

  (s)
  "Prior Pension Programs" means any qualified retirement program, other than the Pension Plan, that a Participant or former Participant has participated in and for which such participation is included as Years of Prior Service under this Plan.

  (t)
  "Savings Program" means the 401(k) Savings Program maintained by the Company and any of its Affiliates, as amended from time to time.

  (u)
  "Secretary" means the secretary of the Committee as selected in accordance with Section 3(c).

  (v)
  "Supplemental Benefit" means an annual amount, payable in monthly installments to the Participant over his life commencing on the first day of the first month coincident with or next following the day the Participant attains Normal Retirement Age, equal to (i) minus (ii), where:

    (i)
    is equal to the product of 2.5% multiplied by the Participant's Final Average Earnings multiplied by the Participant's Years of Credited Service (up to a maximum of 20 Years of Credited Service), and

    (ii)
    is equal to the sum of (A), (B) and (C) where:

    (A)
    is equal to the Participant's normal retirement benefit under the Pension Plan and any employer paid benefits accrued by or payable to or on behalf of the Participant under a Prior Pension Program which relate to service with any employer by the Participant that is included in such Participant's Years of Prior Service, hereunder, payable in the form of a single life annuity, determined without regard to any early retirement factors or benefit options elected;

    (B)
    is equal to the annual amount, payable in the form of a single life annuity, which is payable at Normal Retirement Age and is the Actuarial Equivalent of the balance (increased by the amount of any prior distribution) in the Participant's deferral account under the Executive Deferred Compensation Plan attributable to Company contributions made pursuant to the Executive Deferred Compensation Plan and the Prior Plan (as defined in the Executive Deferred Compensation Plan), and

    (C)
    is equal to the annual amount, payable in the form of a single life annuity, which is the Actuarial Equivalent of any prior amounts (not included in Subsection (A), above) received under this Plan or the Pension Plan or any employer paid benefits received under any Prior Pension Programs which relate to service by the Participant that is included in such Participant's Years of Prior Service, hereunder.

        Notwithstanding the foregoing, in no event shall a Participant's benefit be less than the benefit that would have been provided under the terms of this Plan in effect on July 31, 1994, determined as if the Participant had a termination of employment an such date.

  (w)
  "Trust" or "Trust Agreement" means the irrevocable Trust Agreement established by the Company for the purpose of providing benefits under this Plan, the assets of which remain subject to the claims of general creditors in the event of the Company's insolvency.

  (x)
  "Years of Credited Service" means the sum of (i) the aggregate number of the Participant's Years of Prior Vested Service, and (ii) the aggregate number of the Participant's Years of Plan Service as determined by the Committee.

  (y)
  "Years of Plan Service" shall mean "Years of Plans and Association Service" as such term is defined and credited under the Pension Plan for Plan Years beginning on or after the later of the Participant's employment with the Company or January 1, 1994.

  (z)
  "Years of Prior Service" shall mean the years of service, including, in some situations, service with other employers, credited by the Committee to a Participant for service before the later of the Participant's employment by the Company or January 1, 1994 for benefit accrual purposes, as set forth on Appendix B, attached hereto.

  (aa)
  "Years of Prior Vested Service" shall mean for a Participant, as of December 31, 1993, the greater of (i) or (ii), where:

  (i)
  is equal to 50% of the Participant's Years of Prior Service as of December 31, 1993, and

  (ii)
  is equal to the lesser of (A) the Participant's Years of Prior Service as of December 31, 1993; or (B) 5 Years of Prior Service.

        Notwithstanding the above, if a Participant meets one of the following while a Participant in the Plan, then, the Participant's Years of Prior Vested Service shall be equal to the Participant's Years of Prior Service:

    (iii)
    the Participant is a Senior Vice-President or higher of the Company, has attained the age of 55, and has a combination of Years of Prior Service and Years of Plan Service equal to or greater than 20;

    (iv)
    the Participant has attained the age of 62 and has a combination of Years of Prior Service and Years of Plan Service equal to or greater than 20; or

    (v)
    the Participant attains the age of 65.

3.
Administration of the Plan

(a)
Committee. The Committee shall consist of at least three (3) persons who shall serve at the pleasure of the Board. Any individual member of the Committee may, but need not, be: (i) a member of the Board or of any committee of the Board having responsibility for the compensation of any Employee; and/or (ii) an Employee. Vacancies in the membership of the Committee shall be filled only by action of the Board. A member of the Committee may be eligible for participation in the Plan while serving as such member but shall not vote on, or otherwise participate in the consideration of, any matter specifically relating to the benefits of such member under the Plan.

(b)
Committee Advisors. The Committee, in its sole discretion, may select and appoint not more than five (5) individuals to be Committee Advisors. Any Committee Advisor shall be an Employee and may, but need not, be a Participant and/or a member of the Board or of any committee of the Board having responsibility for the compensation of any Employee. A Committee Advisor may attend Committee meetings, participate in Committee business, and otherwise advise and assist the Committee but shall not be entitled to vote and shall not be a member of the Committee.

(c)
Administration by Committee. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have sole discretionary authority to:

(i)
Interpret the Plan,

(ii)
Determine eligibility and level of participation,

(iii)
Create and revise rules and procedures for the administration of the Plan,

(iv)
Employ or retain such persons (including independent accountants, attorneys and actuaries) as it may deem necessary or appropriate to assist it in the proper administration of the Plan,

(v)
Take any other actions and make other determinations as it may deem necessary and proper for the administration of the Plan, provided that no such action or determination shall adversely affect the rights of any Participant that have accrued, or may in the future accrue, under this Plan, and

(vi)
Direct the trustee of the Trust to distribute the Participants' benefits pursuant to the Trust Agreement.

        Decisions and determinations by the Committee shall be final and binding upon all persons and shall be made by majority vote of the Committee. All decisions and determinations of the Committee shall be reflected in permanent records of Committee actions recorded and maintained by the Secretary of the Committee. The Secretary shall be a member of the Committee, or a Committee Advisor, who is designated as such by vote of the Committee. Determinations and decisions by the Committee shall be made at meetings at which a majority of the members are present or, in the alternative, by unanimous written consent. Notwithstanding anything to the contrary in the Plan, the Board shall also have all power and authority to perform any act granted to the Committee pursuant to the Plan.

4.
Participation

(a)
Appendix A Participants. Effective August 1, 1994, the Participants in the Plan shall be those individuals listed in Appendix A. The Committee in its sole discretion may amend Appendix A at any time to add an individual's name to or to delete an individual's name, provided, however, no deletion of an individual's name from Appendix A shall, without the consent of a Participant, adversely affect the rights of that Participant to the benefits that have accrued under this Plan before such deletion. Notice of any addition or deletion shall be given in writing to the affected Participant. Each Participant listed in Appendix A shall be entitled to benefits as provided in Section 5(b) of the Plan.

(b)
Appendix C Participants. In lieu of adding an Employee's name to Appendix A, the Board in its sole discretion may add such Employee's name to Appendix C. The Committee in its sole discretion may amend Appendix C at any time to add other Employees' names or to delete an individual's name; provided, however, no deletion of a Participant's name from Appendix C shall, without the consent of such Participant, adversely affect the rights of that Participant to the benefits that have accrued under this Plan before such deletion. Notice of any addition or deletion shall be given in writing to the affected Participant. Each Participant listed in Appendix C shall not be entitled to benefits as provided in Section 5(b) of the Plan and shall be entitled to benefits as provided in Section 5(c) of the Plan.

(c)
Notwithstanding any other provision of the Plan, the Committee, by means of resolution, may agree to vary the terms of the Plan as to any Participant in the Plan; provided, however, that in no event may any Committee action have the effect of depriving Participants of benefits or rights accrued under the Plan as of the date of such action, including methods of benefit payment.

5.
Benefits

(a)
Former Participants. Individuals who were Participants or former Participants in the Plan on July 31, 1994, but who were not listed on Appendix A or Appendix C as of August 1, 1994, shall no longer be eligible to participate in the Plan. Within 90 days of the execution of this Plan document, the Committee may, in its discretion pay, or direct the trustee of the Trust to pay, to each such former Participant, in a single sum payment, the Actuarial Equivalent of the benefit the individual would have been entitled to under the terms of the Plan as in effect on July 31, 1994, determined as if the individual terminated employment on such date (or such earlier date, if the former Participant previously terminated employment), provided, however, that solely for purposes of determining such single sum amount, any individual who has less than five (5) Years of Credited Service shall be entitled to a nonforfeitable benefit under this Section 5(a). Otherwise, such accrued benefits will be paid to such former Participant in accordance with the distribution method specified in Section 5(c).

  (b)
  Appendix A Participants. If a Participant is eligible to participate in the Plan under Section 4(a) of the Plan and such Participant has at least five (5) Years of Credited Service, then the Participant shall be entitled to a Supplemental Benefit. Except as otherwise provided in Section 10, Participant's Supplemental Benefit shall be paid at the same time and subject to the same actuarial reductions for early payout as the Participant's benefit under the Pension Plan, except in the following circumstances:

  (i)
  if upon termination of employment with the Company or participation in the Plan, the Actuarial Equivalent single sum present value of the Participant's Supplemental Benefit does not exceed $25,000, then the Participant's Supplemental Benefit shall be distributed in a single sum to the Participant, as soon as reasonably practicable following such termination, or

  (ii)
  if the Participant's Supplemental Benefit is not payable pursuant to paragraph (i) above, then the Actuarial Equivalent of his Supplemental Benefit shall be paid in the form of a Joint and Contingent Benefit.

        Except as otherwise provided in Section 10, in the event a Participant terminates employment with the Company or an Affiliate prior to completing five (5) Years of Credited Service, the Participant shall forfeit his Supplemental Benefit.

  (c)
  Appendix C Participants. If a Participant is eligible to participate in the Plan under Section 4(b) of the Plan and such Participant has at least five (5) Years of Credited Service, then the Participant shall be entitled to the benefit described in this Section 5(c). The benefit provided under this Section 5(c) shall be an annual amount, payable in monthly installments to the Participant over his life commencing on the first day of the first month coincident with or next following the day the Participant attains Normal Retirement Age, equal to (i) minus (ii), where:

  (i)
  is equal to the Participant's normal retirement benefit under the Pension Plan and any employer-paid benefits accrued by or payable to or on behalf of the Participant under a Prior Pension Program which relate to service with any employer by the Participant that is included in such participant's Years of Prior Service, hereunder, payable in the form of a single life annuity, and determined: (A) without regard to any early retirement factors or benefit option elected, and (B) without regard to the limitations provided in Sections 401(a)(17) and 415(b) and (e) of the Code with respect to such normal retirement benefit, and (c) taking into account amounts that were contributed by such Participant to the Executive Deferred Compensation Plan.

  (ii)
  is equal to the normal retirement benefit computed in (i) above, but: (A) taking into account the limitations provided in Sections 401 (a)(17) and 415(b) and (e) of the Code with respect to such benefit, and (B) without regard to amounts contributed by such Participant to the Executive Deferred Compensation Plan.

        Except as otherwise provided in Section 10, Participant's benefit under this Section 5(c) shall be paid at the same time and subject to the same actuarial reductions for early payout as the Participant's benefit under the Pension Plan, except in the following circumstances:

    (i)
    if upon termination of employment with the Company or participation in the Plan, the Actuarial Equivalent single sum present value of the Participants benefit under this Section 5(c) does not exceed $25,000, then the Participant's benefit shall be distributed in a single sum to the Participant, as soon as reasonably practicable following such termination, or

    (ii)
    if the Participant's benefit under this. Section 5(c) is not payable pursuant to paragraph (iii) above, then the Actuarial Equivalent of his benefit shall be paid in the form of Joint and Contingent Benefit (determined by substituting the phrase "benefit under Section 5(c)" for "Supplemental Benefit" each place it appears in Section 2(l) of the Plan).

        Except as otherwise provided in Section 10, in the event a Participant terminates employment with the Company or an Affiliate prior to completing five (5) Years of Credited Service, the Participant shall forfeit his benefit under this Section 5(c).

  (d)
  Effective as of January 1, 2000, and notwithstanding any other provision of the Plan, the benefit for any Participant under this Section 5 shall be determined by applying the terms of the Pension Plan and the Prior Pension Programs that implement the limitations of Section 415 by taking into account the repeal of Section 415(e).

6.
Determination of the Company's Obligations

        The Company or Affiliate may, but is not required to, pay to the Trust established pursuant to Section 7(c), within a reasonable time, those amounts necessary to fund the benefits under Section 5 of this Plan. Those amounts attributable to Section 5(b) and 5(c) of the Plan shall be determined according to the actuarial assumptions computed and maintained in accordance with this Plan and the Pension Plan, as designated hereunder. Notwithstanding any distributions from the Trust to general creditors of the Company or Affiliate (not including the Participant), the Participant shall have a contract right to benefits provided under Section 5 of the Plan.

        All benefits may be paid from the Trust assets; provided, however, that the liability of the Company or Affiliate to pay the benefits provided under this Plan shall not be relieved to the extent the application of Trust assets fails to satisfy such liability.

7.
Conditions and Other Matters

(a)
Any amounts payable under the Plan shall not be subject in any way to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution or encumbrance of any kind; and any attempt to accomplish same shall be void, except as provided for in subsection (c) below.

(b)
Participation in the Plan does not give any person any reason to be retained in the service of the Company or Affiliate. The right and power of the Company or Affiliate to terminate any Employee "at will" is expressly reserved.

(c)
The Company has established an irrevocable trust fund (the Trust) through which assets to satisfy its obligations under this Plan may be set aside to aid in providing for benefit payments to the Participants. Any assets or property held by the Trust shall continue to be subject to the claims of the general creditors of the Company or Affiliate only upon the insolvency or bankruptcy of the Company or Affiliate as provided therein. No person other than the Company or Affiliate shall, by virtue of the provisions of this Plan, have any interest in such funds except to the extent that any person, including the Participant, acquires the right to receive payments from the Plan, such right being no greater than the right of any unsecured general creditor of the Company or Affiliate.

(d)
Any amount deferred and/or payable under this Plan shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which such Participant may be entitled under any other plan or other arrangement of the Company or Affiliate for the benefit of Employees, except as may be otherwise specified in such plan or arrangement.

  (e)
  No Employee or other person shall have any claim or right to become a Participant under the Plan; nor shall any Participant have a right to receive payment of any amount under the Plan in any form or manner other than as stated herein.

  (f)
  The Company or Affiliate shall have the right to deduct from payment of any amount under the Plan any taxes required by law to be withheld from a Participant or Beneficiary with respect to such payment.

  (g)
  Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law (including the Code), but if any provision of this Plan shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amended to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and (ii) any other provisions of this Plan shall remain in full force and effect.

  (h)
  No rule of strict construction shall be applied against the Company, an Affiliate, the Committee, the Board or any other person in the interpretation of any terms of this Plan or any rule or procedure established by the Committee.

  (i)
  Whenever, in the Committee's opinion, any person entitled to receive any payment is under a legal disability, or is incapacitated in any way, so as to be unable to manage his financial affairs, the Company or Affiliate, at its discretion, may make such payment for the benefit of such person to his legal representative, or to a relative or friend of such person for his benefit, or it may apply the payment for the benefit of such person in any manner it deems advisable. When the Company or Affiliate makes any payment pursuant to this subsection, it shall be considered as a complete discharge of any liability for the making of such payments under the Plan.

  (j)
  The Plan shall be construed according to the laws of the State of Missouri, except to the extent superseded by applicable federal laws.

  (k)
  All notices to the Company or the Committee hereunder shall be delivered to the attention of the Secretary of the Committee. Any notice or filing required or permitted to be given to the Committee or the Company under this Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the Company or the Committee, as appropriate, at the principal office of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

  (l)
  Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

  (m)
  The captions of Sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

  (n)
  Any action required or permitted by the Company under the Plan shall be by resolution of its Board or any person or persons authorized by resolution of its Board.

  (o)
  The provisions of the Plan shall bind and inure to the benefit of the Company and Affiliates and their successors and assigns. The term "successors" as used herein shall include any corporation or other business entity which shall, by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or Affiliate and successors of any such corporation or other business entity.

  (p)
  Any and all payments made to the Trust pursuant to the Plan shall be made only from the general assets of the Company. Any accounts maintained under the Plan shall be for bookkeeping purposes only and shall not represent a claim against specific assets of the Company. Except as specifically provided with respect to the Trust, nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship.

  (q)
  It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA.

8.
Amendment and Termination

        The Committee retains the right to modify or amend the Plan by means of a resolution duly adopted. The Company retains the right to terminate the Plan upon a resolution approved by the Board. No modification, amendment or termination shall, without the consent of the Participant, adversely affect the rights of that Participant to the benefits that have accrued under this Plan before such modification, amendment or termination. Termination of the Plan shall not result in an acceleration of the payment of benefits, which will be paid in accordance with the provisions of the Plan as of the date of Plan termination. Notice of every such modification, amendment or termination shall be given in writing to each Participant.

9.
Arbitration

        Any dispute between a Participant and the Company as to the interpretation or application of the provisions of this Plan and the amounts payable hereunder shall be determined by binding arbitration before a single arbitrator in St. Louis, Missouri in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction.

10.
Change in Control

(a)
Vesting. Notwithstanding any other provision of the Plan, upon a Change in Control a Participant will become 100% vested in his benefit under the Plan.

(b)
Lump Sum Distribution. Notwithstanding any other provision of the Plan and subject to paragraph (e) of this Section 10, within 30 days after a Change in Control, each Participant will complete an election with respect to the method of payment of his benefit under the Plan. Permissible methods of payment include (i) a Joint and Contingent Benefit, (ii) a lump sum payment payable upon termination of employment, or (iii) a lump sum payment on a specified distribution date that is no earlier than twelve (12) months after the date of the election. A Participant will be permitted to change any election made pursuant to this Section 10(b) at any time during active employment; provided, however, that such subsequent election must be made no later than twelve (12) months before the date the Participant was previously scheduled to receive a distribution of his benefit under the Plan. The newly specified distribution date must be a date no earlier than twelve (12) months after the date of such subsequent election. For purposes of this Section 10, a lump sum payment will be calculated based on the applicable mortality table and the applicable interest rate described in this Section 10(b). The applicable interest rate shall mean the applicable interest rate on 30-year Treasury securities for the most recent month preceding the date of distribution for which such rate has been reported by the Internal Revenue Service, as that rate may be determined during an interim period consistent with Internal Revenue Service Notice 2002-26. Upon amendment of Code Section 417(e) to provide a replacement rate for 30-year Treasury securities, the substitute rate, determined at the same time, will apply. The applicable mortality table shall mean the mortality table described in Code Section 417(e)(3) as of the date of the distribution.

  (c)
  Additional Credited Service. Notwithstanding any other provision of the Plan, upon a Change in Control, for purposes of calculating benefits under the Plan and for purposes of determining eligibility for payment of benefits without actuarial reduction, the Chairman and Chief Executive Officer of the Company on October 10, 2001 shall be credited with the number of additional Years of Credited Service, if any, necessary to bring his total Years of Credited Service to twenty (20) and shall be treated as having attained the greater of (i) age 62, or (ii) his actual age.

  (d)
  Separate Rabbi Trust for CEO. Upon a Change in Control, the Company will establish a separate irrevocable trust for the purpose of providing to the Chairman and Chief Executive Officer of the Company as of October 10, 2001, the benefits accrued to him under the Plan. The assets of such trust shall remain subject to the general creditors of the Company in the event of the Company's insolvency.

  (e)
  Limitation on Amount of Benefit Distributed Prior to Termination of Employment. If, pursuant to Section 10(b) of the Plan, a Participant elects to receive his or her benefit under the Plan on a specified distribution date that occurs prior to his or her termination of employment, such Participant will be deemed to be fully vested in his or her benefit under the Pension Plan for purposes of determining the amount of the benefit under the Plan to be distributed on such specified distribution date. Any additional benefit under the Plan that may be due to the Participant upon his or her termination of employment will be paid in a lump payment within thirty (30) days after termination of employment.

11.
Effective Date

        This restated Plan is effective as of October 10, 2001. The Plan was originally effective as of June 1, 1987. To record the adoption of the restated Plan, the Company has caused this document to be executed by its duly authorized officer as of this tenth day of October, 2001.

        THIS PLAN CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

RIGHTCHOICE MANAGED CARE, INC.
Attest:

By:	/s/ ANGELA F. BRALY	By:	/s/ JOHN A. O'ROURKE
	Angela F. Braly Secretary		John A. O'Rourke Chief Executive Officer

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  Exhibit 10.06
RIGHTCHOICE MANAGED CARE, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN As Restated Effective October 10, 2001
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